Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0022382006-0
Document Number: 20060021636-66
Date Filed: 1/17/2006 9:00:21 AM
In the office of
[signature]
Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	NEEMA Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: Resident Agents of Nevada, Inc, Street Address: 711 S. Carson, Suite 4 — City: Carson City — Nevada — Zip Code: 89701 Optional Mailing Address: — City: — State: — Zip Code:
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 25,000,000 — Par value: $ .001 — Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: Dwight Alan Teegardin Street Address: 711 S. CARSON STREET STE 4 — City: Carson City — State: NV — Zip Code: 89701 2. Name: Street Address: — City: — State: — Zip Code: 3. Name: Street Address: — City: — State: — Zip Code:
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Any legal purpose
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Name: Sandra L. Miller — Signature: *[signature]* Address: 711 S. Carson Street, Ste 4 — City: Carson City — State: NV — Zip Code: 89701
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. *[signature]* Authorized Signature of R. A. or On Behalf of R. A. Company — Date: 1/16/06

This form must be accompanied by appropriate fees.